Exhibit 99.1

Corporate Communications Department NEWS Release

Textron Reports First Quarter 2019 Results

•                  EPS of $0.76, up 5.6% year over year

•                  Segment profit of $294 million, up 5.4% from prior year

•                  Operating margin of 9.5%, up from 8.5% a year ago

•                  $202 million returned to shareholders through share repurchases

Providence, Rhode Island — April 17, 2019 — Textron Inc. (NYSE: TXT) today reported first quarter 2019 net income of $0.76 per share, compared to $0.72 per share in the first quarter of 2018.

“Our results in the quarter were driven by growth and performance at Aviation and continued strong execution at Bell, which resulted in significant margin improvements at those segments,” said Textron Chairman and CEO Scott C. Donnelly.

Cash Flow

Net cash used by operating activities of the manufacturing group for the first quarter totaled $196 million, compared to $53 million of net cash used last year. Manufacturing cash flow before pension contributions, a non-GAAP measure that is defined and reconciled to GAAP in an attachment to this release, reflected a use of cash of $291 million compared to a use of cash of $158 million last year.

In the quarter, Textron returned $202 million to shareholders through share repurchases.

Outlook

Textron confirmed its 2019 earnings per share from continuing operations guidance of $3.55 to $3.75 and its expectation for cash flow from continuing operations of the manufacturing group before pension contributions of $700 to $800 million with planned pension contributions of about $50 million.

Donnelly continued, “The company remains on track for a strong 2019 as we continue our focus on operational improvement and earnings growth.”

First Quarter Segment Results

Textron Aviation

Revenues at Textron Aviation of $1.1 billion were up 12%, primarily due to higher volume and mix across the jet and commercial turboprop product lines.

Textron Aviation delivered 44 jets, up from 36 last year, and 44 commercial turboprops, up from 29 last year.

Segment profit was $106 million in the first quarter, up from $72 million a year ago, due to the higher volume and favorable performance.

Textron Aviation backlog at the end of the first quarter was $2.0 billion, up $204 million from year-end.

Bell

Bell revenues were $739 million, down 2% from last year, primarily on lower commercial volume.

Bell delivered 30 commercial helicopters in the quarter, down from 46 last year.

Segment profit of $104 million was up $17 million, primarily due to favorable performance.

Bell backlog at the end of the first quarter was $6.3 billion, up $459 million from year-end.

Textron Systems

Revenues at Textron Systems were $307 million, down from $387 million last year, reflecting lower TAPV deliveries at Textron Marine & Land Systems and lower Unmanned Systems volume.

Segment profit was down $22 million from last year’s first quarter, reflecting lower volume and lower net favorable program adjustments.

Textron Systems’ backlog at the end of the first quarter was $1.4 billion, down $62 million from year-end.

Industrial

Industrial revenues of $912 million decreased $219 million, largely related to the impact from the disposition of our Tools & Test product line and lower volume.

Segment profit was down $14 million from the first quarter of 2018, largely due to the impact from the product line disposition and lower volume, partially offset by favorable performance primarily related to the Specialized Vehicles product line.

Finance

Finance segment revenues were up $1 million, and profit was flat with last year’s first quarter.

Conference Call Information

Textron will host its conference call today, April 17, 2019 at 8:00 a.m. (Eastern) to discuss its results and outlook.  The call will be available via webcast at www.textron.com or by direct dial at (800) 230-1951 in the U.S. or (612) 288-0340 outside of the U.S. (request the Textron Earnings Call).

In addition, the call will be recorded and available for playback beginning at 10:30 a.m. (Eastern) on Wednesday, April 17, 2019 by dialing (320) 365-3844; Access Code: 457170.

A package containing key data that will be covered on today’s call can be found in the Investor Relations section of the company’s website at www.textron.com.

About Textron Inc.

Textron Inc. is a multi-industry company that leverages its global network of aircraft, defense, industrial and finance businesses to provide customers with innovative solutions and services. Textron is known around the world for its powerful brands such as Bell, Cessna, Beechcraft, Hawker, Jacobsen, Kautex, Lycoming, E-Z-GO, Arctic Cat, Textron Systems, and TRU Simulation + Training. For more information visit: www.textron.com.

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Forward-looking Information

Certain statements in this release and other oral and written statements made by us from time to time are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may describe strategies, goals, outlook or other non-historical matters, or project revenues, income, returns or other financial measures, often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “guidance,” “project,” “target,” “potential,” “will,” “should,” “could,” “likely” or “may” and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements.  In addition to those factors described in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors”, among the factors that could cause actual results to differ materially from past and projected future results are the following: Interruptions in the U.S. Government’s ability to fund its activities and/or pay its obligations; changing priorities or reductions in the U.S. Government defense budget, including those related to military operations in foreign countries; our ability to perform as anticipated and to control costs under contracts with the U.S. Government; the U.S. Government’s ability to unilaterally modify or terminate its contracts with us for the U.S. Government’s convenience or for our failure to perform, to change applicable procurement and accounting policies, or, under certain circumstances, to withhold payment or suspend or debar us as a contractor eligible to receive future contract awards; changes in foreign military funding priorities or budget constraints and determinations, or changes in government regulations or policies on the export and import of military and commercial products; volatility in the global economy or changes in worldwide political conditions that adversely impact demand for our products; volatility in interest rates or foreign exchange rates; risks related to our international business, including establishing and maintaining facilities in locations around the world and relying on joint venture partners, subcontractors, suppliers, representatives, consultants and other business partners in connection with international business, including in emerging market countries; our Finance segment’s ability to maintain portfolio credit quality or to realize full value of receivables; performance issues with key suppliers or subcontractors; legislative or regulatory actions, both domestic and foreign, impacting our operations or demand for our products; our ability to control costs and successfully implement various cost-reduction activities; the efficacy of research and development investments to develop new products or unanticipated expenses in connection with the launching of significant new products or programs; the timing of our new product launches or certifications of our new aircraft products; our ability to keep pace with our competitors in the introduction of new products and upgrades with features and technologies desired by our customers; pension plan assumptions and future contributions; demand softness or volatility in the markets in which we do business; cybersecurity threats, including the potential misappropriation of assets or sensitive information, corruption of data or, operational disruption; difficulty or unanticipated expenses in connection with integrating acquired businesses; the risk that acquisitions do not perform as planned, including, for example, the risk that acquired businesses will not achieve revenue and profit projections; and the impact of changes in tax legislation.

Investor Contacts:

Eric Salander – 401-457-2288

Jeffrey Trivella – 401-457-2288

Media Contact:

David Sylvestre – 401-457-2362

TEXTRON INC.
Revenues by Segment and Reconciliation of Segment Profit to Net Income
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended
	March 30, 2019	March 31, 2018
REVENUES
MANUFACTURING:
Textron Aviation	$1,134	$1,010
Bell	739	752
Textron Systems	307	387
Industrial	912	1,131
	3,092	3,280

FINANCE	17	16
Total revenues	$3,109	$3,296

SEGMENT PROFIT
MANUFACTURING:
Textron Aviation	$106	$72
Bell	104	87
Textron Systems	28	50
Industrial	50	64
	288	273

FINANCE	6	6
Segment Profit	294	279

Corporate expenses and other, net	(47)	(27)
Interest expense, net for Manufacturing group	(35)	(34)

Income before income taxes	212	218
Income tax expense	(33)	(29)

Net income	179	189

Earnings per share:
Net income	$0.76	$0.72

Diluted average shares outstanding	236,437,000	263,672,000

 Textron Inc.

 Condensed Consolidated Balance Sheets

 (In millions)

 (Unaudited)

	March 30, 2019	December 29, 2018
Assets
Cash and equivalents	$646	$987
Accounts receivable, net	1,059	1,024
Inventories	4,047	3,818
Other current assets	835	785
Net property, plant and equipment	2,523	2,615
Goodwill	2,141	2,218
Other assets	2,267	1,800
Finance group assets	962	1,017
Total Assets	$14,480	$14,264

Liabilities and Shareholders’ Equity
Short-term debt and current portion of long-term debt	$363	$258
Current liabilities	3,069	3,248
Other liabilities	2,186	1,932
Long-term debt	2,812	2,808
Finance group liabilities	817	826
Total Liabilities	9,247	9,072

Total Shareholders’ Equity	5,233	5,192
Total Liabilities and Shareholders’ Equity	$14,480	$14,264

TEXTRON INC.

MANUFACTURING GROUP

Condensed Schedule of Cash Flows

(In millions)

(Unaudited)

	Three Months Ended
	March 30,	March 31,
	2019	2018
Cash flows from operating activities:
Net income	$175	$179
Depreciation and amortization	100	103
Changes in working capital	(554)	(376)
Changes in other assets and liabilities and non-cash items	33	(9)
Dividends received from TFC	50	50
Net cash from operating activities	(196)	(53)
Cash flows from investing activities:
Capital expenditures	(59)	(77)
Net proceeds from corporate-owned life insurance policies	2	58
Proceeds from the sale of property, plant and equipment	1	9
Net cash from investing activities	(56)	(10)
Cash flows from financing activities:
Increase in short-term debt	100	2
Purchases of Textron common stock	(202)	(344)
Other financing activities, net	4	3
Net cash from financing activities	(98)	(339)
Total cash flows	(350)	(402)
Effect of exchange rate changes on cash and equivalents	9	11
Net change in cash and equivalents	(341)	(391)
Cash and equivalents at beginning of period	987	1,079
Cash and equivalents at end of period	$646	$688

Manufacturing Cash Flow Before Pension Contributions GAAP to Non-GAAP Reconciliation:

		Three Months Ended
		March 30,	March 31,
		2019	2018
Net cash from operating activities - GAAP		$(196)	$(53)
Less:	Capital expenditures	(59)	(77)
	Dividends received from TFC	(50)	(50)
Plus:	Total pension contributions	13	13
	Proceeds from the sale of property, plant and equipment	1	9
Manufacturing cash flow before pension contributions - Non-GAAP (a)		$(291)	$(158)

(a)              Manufacturing cash flow before pension contributions is a non-GAAP financial measure as defined in “Non-GAAP Financial Measures” attached to this release.

TEXTRON INC.

Condensed Consolidated Schedule of Cash Flows

(In millions)

(Unaudited)

	Three Months Ended
	March 30,	March 31,
	2019	2018
Cash flows from operating activities:
Net income	$179	$189
Depreciation and amortization	102	105
Changes in working capital	(529)	(369)
Changes in other assets and liabilities and non-cash items	32	(10)
Net cash from operating activities	(216)	(85)
Cash flows from investing activities:
Capital expenditures	(59)	(77)
Net proceeds from corporate-owned life insurance policies	2	58
Finance receivables repaid	12	16
Other investing activities, net	3	9
Net cash from investing activities	(42)	6
Cash flows from financing activities:
Increase in short-term debt	100	2
Principal payments on long-term debt and nonrecourse debt	(19)	(19)
Purchases of Textron common stock	(202)	(344)
Other financing activities, net	5	3
Net cash from financing activities	(116)	(358)
Total cash flows	(374)	(437)
Effect of exchange rate changes on cash and equivalents	9	11
Net change in cash and equivalents	(365)	(426)
Cash and equivalents at beginning of period	1,107	1,262
Cash and equivalents at end of period	$742	$836

TEXTRON INC.

Non-GAAP Financial Measures

(Dollars in millions, except per share amounts)

We supplement the reporting of our financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures. These non-GAAP financial measures exclude certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures may be useful for period-over-period comparisons of underlying business trends and our ongoing business performance, however, they should be used in conjunction with GAAP measures.  Our non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define similarly named measures differently. We encourage investors to review our financial statements and publicly-filed reports in the entirety and not to rely on any single financial measure.  We utilize the following definition for the non-GAAP financial measure included in this release:

Manufacturing cash flow before pension contributions

Manufacturing cash flow before pension contributions adjusts net cash from operating activities (GAAP) for the following:

•      Deducts capital expenditures and includes proceeds from the sale of property, plant and equipment to arrive at the net capital investment required to support ongoing manufacturing operations;

•      Excludes dividends received from Textron Financial Corporation (TFC) and capital contributions to TFC provided under the Support Agreement and debt agreements as these cash flows are not representative of manufacturing operations;

•      Adds back pension contributions as we consider our pension obligations to be debt-like liabilities. Additionally, these contributions can fluctuate significantly from period to period and we believe that they are not representative of cash used by our manufacturing operations during the period.

•      Excludes taxes paid related to the gain realized in 2018 on the Tools and Test business disposition. We have made this adjustment to the non-GAAP measure because we believe this use of cash is not representative of cash used by our manufacturing operations.

While we believe this measure provides a focus on cash generated from manufacturing operations, before pension contributions, and may be used as an additional relevant measure of liquidity, it does not necessarily provide the amount available for discretionary expenditures since we have certain non-discretionary obligations that are not deducted from the measure.

Manufacturing Cash Flow Before Pension Contributions GAAP to Non-GAAP Reconciliation and 2019 Outlook:

		Three Months Ended
		March 30, 2019	March 31, 2018
Net cash from operating activities - GAAP		$(196)	$(53)
Less:	Capital expenditures	(59)	(77)
	Dividends received from TFC	(50)	(50)
Plus:	Total pension contributions	13	13
	Proceeds from the sale of property, plant and equipment	1	9
Manufacturing cash flow before pension contributions - Non-GAAP		$(291)	$(158)

		2019 Outlook
Net cash from operating activities of continuing operations - GAAP		$ 1,070	-	$ 1,170
Less:	Capital expenditures		(380)
	Dividends received from TFC		(50)
Plus:	Total pension contributions		50
	Taxes paid on gain on business disposition		10
Manufacturing cash flow before pension contributions - Non-GAAP		$ 700	-	$ 800